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EXHIBIT 11

                             TYSON FOODS, INC.
                     COMPUTATION OF EARNINGS PER SHARE
                    (In millions except per share data)


                                              1997       1996       1995
                                             -----------------------------

Primary:

     Average common shares outstanding
     during the period                        216.3     217.3       216.8

     Net effect of dilutive stock
     options based on the treasury
     stock method using average
     market price                               1.9        .7          .9
                                              -----     -----       -----
     Total common and common equivalent
     shares outstanding                       218.2     218.0       217.7
                                             ======     =====      ======
     Net income                              $185.8     $86.9      $219.2
                                             ======     =====      ======
     Earnings per share                       $0.85     $0.40       $1.01
                                              =====     =====       =====

Fully Diluted:

     Average common shares outstanding
     during the period                        216.3     217.3       216.8

     Net effect of dilutive stock
     options based on the treasury
     stock method using the quarter-
     end market price, if higher
     than average market price                  2.5       1.1         1.1
                                              -----     -----       -----
     Total common and common equivalent
     shares outstanding                       218.8     218.4       217.9
                                             ======     =====      ======
     Net income                              $185.8     $86.9      $219.2
                                             ======     =====      ======
     Earnings per share                       $0.85     $0.40       $1.01
                                              =====     =====       =====












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